First Quarter 2026 FINANCIAL RESULTS May 6, 2026

Forward-Looking Statements. Certain statements contained in this Presentation, other than historical facts, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Lineage operates, and beliefs of, and assumptions made by, the Company and involve uncertainties that could significantly affect Lineage’s financial results. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “can,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “possible,” “initiatives,” “measures,” “poised,” “focus,” “seek,” “objective,” “goal,” “vision,” “drive,” “opportunity,” “target,” “strategy,” “expect,” “plan,” “potential,” “potentially,” “preparing,” “projected,” “future,” “tomorrow,” “long-term,” “should,” “could,” “would,” “might,” “help,” “aimed,” or other similar words. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Presentation. Such statements include, but are not limited to statements about Lineage’s plans, strategies, initiatives, and prospects and statements about its future results of operations, capital expenditures and liquidity. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation: general business and economic conditions; continued volatility and uncertainty in the credit markets and broader financial markets, including potential fluctuations in the Consumer Price Index and changes in foreign currency exchange rates; the impact of tariffs and global trade disruptions on us and our customers; other risks inherent in the real estate business, including customer defaults, potential liability related to environmental matters, illiquidity of real estate investments and potential damages from natural disasters; the availability of suitable acquisitions and our ability to acquire properties or businesses on favorable terms; our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; our ability to meet budgeted or stabilized returns on our development and expansion projects within expected time frames, or at all; our ability to manage our expanded operations, including expansion into new markets or business lines; our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent and future acquisitions and greenfield developments; our failure to successfully integrate and operate acquired or developed properties or businesses; our ability to renew significant customer contracts; the impact of supply chain disruptions, including the impact on labor availability, raw material availability, manufacturing and food production, and transportation; difficulties managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas; changes in political conditions, geopolitical turmoil, political instability, civil disturbances, restrictive governmental actions or nationalization in the countries in which we operate; the degree and nature of our competition; our failure to generate sufficient cash flows to service our outstanding indebtedness; our ability to access debt and equity capital markets; continued volatility in interest rates; increased power, labor, or construction costs; changes in consumer demand or preferences for products we store in our warehouses; decreased storage rates or increased vacancy rates; labor shortages or our inability to attract and retain talent; changes in, or the failure or inability to comply with, government regulation; a failure of our information technology systems, systems conversions and integrations, cybersecurity attacks or a breach of our information security systems, networks, or processes; risks associated with artificial intelligence; our failure to maintain an effective system of internal control over financial reporting; our failure to maintain our status as a real estate investment trust (“REIT”) for U.S. federal income tax purposes; changes in local, state, federal, and international laws and regulations, including related to taxation, tariffs, real estate and zoning laws, increases in real property tax rates, and challenges to our tax positions; the impact of any financial, accounting, legal, tax or regulatory issues or litigation that may affect us; and any other risks discussed in the Company’s filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2025. Should one or more of the risks or uncertainties described above occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Forward- looking statements in this Presentation speak only as of the date of this Presentation, and undue reliance should not be placed on such statements. We undertake no obligation to, nor do we intend to, update, or otherwise revise, any such statements that may become untrue because of subsequent events. There can be no assurance that the forward-looking statements can or will be attained or maintained. The forward-looking statements included in this Presentation have been included for purposes of illustration only, and no assurance can be given that the actual results will correspond with the results contemplated in the forward-looking statements. Market Data. We use market data throughout this Presentation that has generally been obtained from external, independent, and publicly available information and industry publications. None of Lineage, its affiliates, advisers, or representatives have verified such independent sources. Accordingly, neither the Company nor any of its affiliates, advisers or representatives make any representations as to the accuracy or completeness of that data or to update such data after the date of this presentation. Such data involves risk and uncertainties and are subject to change based on various factors. Capacity and market share data provided by the Global Cold Chain Alliance, or GCCA, reflects capacity of companies that report to GCCA. North American GCCA data includes GCCA’s estimate of capacity owned and operated by U.S. customers themselves based on data from U.S. Department of Agriculture surveys. Global GCCA data also reflects GCCA’s estimate of capacity of companies that do not report to GCCA. Non-GAAP Measures. This Presentation includes certain financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). Such non-GAAP financial measures should not be considered alternatives to net income as a performance measure or cash flows from operations as reported on Lineage’s statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. You should be aware that Lineage’s presentation of these and other non-GAAP financial measures in this Presentation may not be comparable to similarly-titled measures used by other companies. We caution investors not to place undue reliance on such non‐GAAP measures, but instead to consider them with the most directly comparable GAAP measures. Non‐GAAP financial measures have limitations as analytical tools and should not be considered in isolation. These non‐GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Lineage believes that in addition to using GAAP results, non-GAAP financial measures can provide meaningful insight in evaluating Lineage's financial performance and the effectiveness of its business strategies. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the Appendix to this Presentation. Safe Harbor Statement 2

• Q1 2026 Summary • Supply/Demand Update • Segment Results • Capital Structure • Expense Management Initiatives • 2026 Full-Year Guidance • Summary and Q&A Agenda 3

Q1 2026 Highlights

- Q1 2026 financial results vs prior year:
  - Revenue flat
  - Adj. EBITDA up 3%
  - AFFO per share down (9)%
- Global Warehousing segment in-line with expectations:
  - SS Physical occupancy declined sequentially in-line with typical season pattern
  - SS Rent, Storage and Blast Revenue per Physical Pallet +2.2% Y/Y
  - SS Services Revenue per Throughput Pallet +0.5% Y/Y
  - Same Store NOI declined (0.9)% Y/Y
- Global Integrated Solutions NOI flat
- Invested $130M of growth capital, primarily on development projects anchored by major customers
  - Expect $150M of incremental EBITDA once stabilized

<u>2026 Outlook Maintained</u>

- SSNOI Y/Y Growth: (4)% to (1)%
- Adj. EBITDA: $1.25 to $1.30 billion
- AFFO per share: $2.75 to $3.00
- Assuming 2026 macro backdrop is similar to 2025
- Removing $50M of annualized admin and indirect costs


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See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures.

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1. Source: CBRE. Includes US PRW or potential PRW projects completed, actively under construction or anticipated as of April 2026, where square footage is known. Excludes private built-to-suit projects and spec space taken by private users. New capacity on a square footage basis. 2. US assets that have been in same store pool from 2021-2025. Represents 38% of total global warehouse NOI as of December 31, 2025. 2026 dotted lines show forecast illustration. 3. Low Supply Markets added <15% cumulative new capacity over 2022-2025. Early Cycle Supply added >15% cumulative new capacity over 2022-2025 with majority in 2022/2023. Late Cycle Supply added >15% cumulative new capacity over 2022-2025 with majority in 2024/2025. 4. LHS: Left Hand Side. RHS: Right Hand Side. 5. Average NOI Split from 2021-2025. 15% US NOI5 21% US NOI5 Early Cycle Supply – Additions in 22/233 Late Cycle Supply – Additions in 24/253 NEW CAPACITY AND MARKET SSNOI GROWTH2 Stabilizing Declining 64% US NOI5 New Capacity % (LHS4) NOI as % of 2021 (RHS4) Stabilizing Inventory DestockingLow Supply Markets3 New Capacity % (LHS4) NOI as % of 2021 (RHS4) New Capacity % (LHS4) NOI as % of 2021 (RHS4) Declining SSNOI in markets where new capacity came online in the last two years Markets that saw new capacity added earlier are seeing signs of stabilization Majority of US NOI2 sits in low supply markets that are beginning to stabilize MARKET TYPE SSNOI Stabilizing in Most US Markets DEMAND Tariff Resolution Interest Rates Lower Inflation Tax Stimulus SUPPLY Idling Alternative Uses Exits / Bankruptcies Obsolescence SUPPLY + DEMAND BALANCE LEVERS EXCESS CAPACITY 2021 – 2025 US New PRW Supply 15%1 Estimated Demand 5% Excess Capacity 10% 5 70% 100% 130% 160% 0% 5% 10% 15% 20% 2021 2022 2023 2024 2025 2026 70% 100% 130% 160% 0% 5% 10% 15% 20% 2021 2022 2023 2024 2025 2026 70% 100% 130% 160% 0% 5% 10% 15% 20% 2021 2022 2023 2024 2025 2026

In ve nt or y De st oc ki ng46.9 41.3 42.5 38 40 42 44 46 2010 2015 2020 2025 Days Inventory Outstanding 2010-2019 Average $- $10 $20 20 00 20 05 20 10 20 15 20 20 20 25 CO VI D- 19 6 Cold Storage Industry Resiliency Proven Amid Unfavorable Macro Food Trends 1. Represents Days Inventory Outstanding for 26 large, public food producers, retailers and food service companies and defined as average annual balance sheet inventory levels divided by cost of goods sold times 365. Dataset includes customers with consistent data during the entire time period, excluding companies with a commodity category of “Other”. Source: S&P Capital IQ. 2. Source: USDA, ERS based on US Census Bureau data. • Days inventory outstanding index based on publicly traded large food producers, distributors and retailers • Customer inventory levels reverted to historical levels $- $500 $1,000 2000 2005 2010 2015 2020 2025 Food Industry has tolerated economic and geopolitical shocks and seen only modest subsequent downturns… Inventory destocking has occurred post COVID and levels have returned to normal… Imports, that carry high services-rich mix, have been negatively impacted by trade tensions… • Long-term stable growth of 2.0% CAGR growth (since 2000), despite past headwinds • Food volume growth (per LINE relevant categories) = ~1%/yr over past 5 years Tr ad e U nc er ta in ty CO VI D- 19 Gl ob al Fi na nc ia l C ris is Do t- co m B ub bl e CO VI D- 19 Gl ob al Fi na nc ia l C ris is Do t- co m B ub bl e • Long-term demand driver for cold storage, but recently contracted on trade uncertainty • Import/export represents 15% of LINE warehouse throughput $14 $18 $22 20 24 20 25 Food Industry Days Inventory Outstanding1 US Total Agricultural Imports – Monthly ($B)2 US Annual Food Sales – Inflation Adjusted ($B)2 Recent Food Industry Headwinds Resilient Long-term Growth

$944 $985 Q1 25 Q1 26 Revenue Global Warehousing Segment 7 See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. 1. Same WH NOI Growth for Q1 2025 is as reported for the Q1 2025 same warehouse pool. All other details represent the Q1 2026 same warehouse pool. Q1 2026 Highlights • Total segment revenue +4.3%; Total segment NOI +1.1% • Same WH NOI down (0.9)% o Same WH physical occupancy down (290)bps sequentially, following typical seasonal pattern • WH services mix and volume impacted by lower import/export volumes • Same WH storage revenue per physical pallet +2.2% Y/Y • Same WH services revenue per throughput pallet +0.5% Y/Y $M 39.1% margin 39.5% margin 35.6% margin Total Segment $360 $364 Q1 25 Q1 26 NOI Same Warehouse Details Q1 2025 Q1 2026 Same WH NOI Growth (7.9)%1 (0.9)% Storage Revenue per Physical Occupied Pallet $65.57 $67.01 Services Revenue per Throughput Pallet $31.89 $32.06 Physical Occupancy 76.7% 76.4% Economic Occupancy 82.2% 82.0% Warehouses 426 426 +4%Y/Y growth +1%Y/Y growth

$348 $312 Q1 25 Q1 26 Revenue Global Integrated Solutions Segment 8 $M Total Segment $57 $57 Q1 25 Q1 26 NOI 16.4% margin 18.3% margin (10)%Y/Y growth flatY/Y growth Q1 2026 Highlights • GIS NOI flat • US Transportation and Food Service led strong quarter despite transportation pricing pressure • Revenue down due to European divestiture, but NOI margin positively impacted

Q1 2026 Financial Results 9See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. Total Revenue ($M) Adjusted EBITDA ($M) Adjusted EBITDA Margin AFFO per share $334 $327 $304 $314 Q1 23 Q1 24 Q1 25 Q1 26 25.1% 24.6% 23.5% 24.2% Q1 23 Q1 24 Q1 25 Q1 26 $1,333 $1,328 $1,292 $1,297 Q1 23 Q1 24 Q1 25 Q1 26 flat(3)%Y/Y growth flat +3%(7)%Y/Y growth (2)% +70bps(110)bpsY/Y growth (50)bps (9)%Y/Y growth $0.86 $0.78 Q1 25 Q1 26 AFFO ($M) (8)%Y/Y growth $219 $201 Q1 25 Q1 26

Capital Structure Update

Balance Sheet and Liquidity

Total debt outstanding of $6.3B

- ~3.2 years remaining weighted average term[1]
- Weighted average effective interest rate of 4.1%

Total liquidity of ~$1.6B:

- $66M in available cash
- ~$1.5B capacity on revolving credit facility

Incremental NOI

Have invested $1.2B across 22 development projects that are either unstabilized or still in process with $552M left to spend

Expect to generate $186M of annual NOI upon stabilization for total development pipeline

Leverage Ratio: Net Debt to Adjusted EBITDA

(in millions)		3/31/2026
Net debt	**$**	**7,868**
LTM Adj. EBITDA		1,308
Net debt/LTM Adj. EBITDA		**6.0x**

Adjusted Leverage Ratio: Net Debt to Transaction Adjusted EBITDA

(in millions)		3/31/2026
Net debt	**$**	**7,868**
Less: Unstabilized and in process developments[2]		(867)
Adjusted net debt	**$**	**7,001**
LTM adj. EBITDA	$	1,308
Unstabilized and in process developments and annualized acquisitions[2]		5
Transaction adjusted EBITDA	**$**	**1,313**
Adjusted net debt to transaction adjusted EBITDA		**5.3x**

See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures.

1. Stated maturity dates assume the exercise of extension options.
2. See slide 25 for calculations and adjustment definitions.

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KEY INITIATIVES EXPECTED IMPACT Internalize Centralize and Optimize Consolidate Key Functions $50M+ Annualized Benefit in 20271 Enhanced Culture of Continuous Improvement SOURCES OF IMPROVEMENTS On Track to Achieve $50+ Million Reduction in SG&A and Indirect Costs in 2027 1. Compared to 2025 Annual Rate of Costs. • Combine Field and Corporate Functions • Expand Shared Services • Regional/Int'l Operations into HQ • Insource Services from External Providers • Enhance Procurement Impact • Leverage and Load-Balance Personnel • Merge Departments to Flatten Org • Align Personnel Growth to Priorities • Use Technology to Drive Efficiency 11

12 Note: Guidance excludes the impact of unannounced future acquisitions, divestitures, or developments. See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. 1. Includes ~$15M of Stock-based Compensation Expense in Cost of Operations for Global Warehousing and Global Integrated Solutions segments. 2. Includes ~$15M of Amortization of Deferred Financing Costs that is deducted for calculation of AFFO. 3. Inclusive of Income Tax Expense (Benefit) and less Deferred Income Taxes Expense (Benefit) for calculation of AFFO. Maintaining Full-Year 2026 Guidance Full-Year 2026 Guidance FY 2026 Guide SSNOI Growth (4)% to (1)% Total WH NOI Growth (2)% to +1% Total GIS NOI Growth 0% to +2% Adjusted EBITDA ($M) $1,250 to $1,300 AFFO Per Share $2.75 to $3.00 G&A Expense, Cash ($M) $465 to $480 Stock-based Compensation Expense ($M)1 ~$125 Interest Expense, Net ($M)2 $340 to $360 Current Income Tax Expense ($M)3 $20 to $30 Recurring Maintenance Capex ($M) $170 to $180 Adjusted Diluted Weighted Average Common Shares Outstanding ~259M

Investment Highlights: Lineage’s Key Strengths 13 Critical Infrastructure in Growing, Resilient Global Food Supply Chain Global Leader with Network of Hard-To-Replicate Modern Assets in Strategic Locations Operational Excellence Magnified by Proprietary Technology Global Integrated Solutions: Comprehensive Suite of Value-Add Services Performance-Driven Team with Deep Experience Scaling and Executing Globally Track Record of Disciplined Capital Deployment Supported by Solid Balance Sheet

Supplemental Financial and Operating Data 14

Global Warehousing Segment - Total

CONSOLIDATED FINANCIAL PERFORMANCE

(in millions except revenue per pallet)	Three Months Ended March 31, 2026	2025	Change
Warehouse storage	$514	$491	4.7 %
Warehouse services	471	453	4.0 %
Total global warehousing segment revenues	**$985**	**$944**	**4.3 %**
Labor[1]	381	356	7.0 %
Power	54	49	10.2 %
Other warehouse costs[2]	186	179	3.9 %
Total global warehousing segment cost of operations	**$621**	**$584**	**6.3 %**
Global warehousing segment NOI	**$364**	**$360**	**1.1 %**
Total global warehousing segment margin	37.0 %	38.1 %	(110) bps
Number of warehouse sites	481	469	
Warehouse storage[3]			
Average economic occupancy			
Average occupied economic pallets (in thousands)	8,165	8,056	1.4 %
Economic occupancy percentage	79.9 %	81.0 %	(110) bps
Storage revenue per economic occupied pallet	$62.84	$60.93	3.1 %
Average physical occupancy			
Average physical occupied pallets (in thousands)	7,605	7,506	1.3 %
Average physical pallet positions (in thousands)	10,217	9,949	2.7 %
Physical occupancy percentage	74.4 %	75.4 %	(100) bps
Storage revenue per physical occupied pallet	$67.47	$65.39	3.2 %
Warehouse services[3]			
Throughput pallets (in thousands)	13,546	12,984	4.3 %
Warehouse services revenue per throughput pallet	$31.82	$32.02	(0.6) %

1. Excludes stock-based compensation expense and related employer-paid payroll taxes of $2 million and $1 million for the three months ended March 31, 2026 and 2025, respectively.
2. Includes real estate rent expense of $24 million and $23 million for the three months ended March 31, 2026 and 2025, respectively; and non-real estate rent expense (equipment lease and rentals) of $4 million and $5 million for the three months ended March 31, 2026 and 2025, respectively.
3. Warehouse storage and warehouse services metrics exclude facilities owned or leased by the customer for which we manage the warehouse operations on their behalf ("managed sites").

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Global Warehousing Segment – Same Warehouse

SAME WAREHOUSE FINANCIAL PERFORMANCE

	Three Months Ended March 31,		
(in millions except revenue per pallet)	2026	2025	Change
Warehouse storage	$479	$471	1.7 %
Warehouse services	429	437	(1.8) %
Total same warehouse revenues	**$908**	**$908**	**— %**
Labor	343	342	0.3 %
Power	48	46	4.3 %
Other warehouse costs	170	170	— %
Total same warehouse cost of operations	**$561**	**$558**	**0.5 %**
Same warehouse NOI	**$347**	**$350**	**(0.9) %**
Total same warehouse margin	38.2 %	38.5 %	(30) bps
Number of warehouse sites	426	426	
Warehouse storage[1]			
Average economic occupancy			
Average occupied economic pallets (in thousands)	7,656	7,694	(0.5) %
Economic occupancy percentage	82.0 %	82.2 %	(20) bps
Storage revenue per economic occupied pallet	$62.47	$61.17	2.1 %
Average physical occupancy			
Average physical occupied pallets (in thousands)	7,137	7,178	(0.6) %
Average physical pallet positions (in thousands)	9,339	9,357	(0.2) %
Physical occupancy percentage	76.4 %	76.7 %	(30) bps
Storage revenue per physical occupied pallet	$67.01	$65.57	2.2 %
Warehouse services[1]			
Throughput pallets (in thousands)	12,136	12,553	(3.3) %
Warehouse services revenue per throughput pallet	$32.06	$31.89	0.5 %

1. Warehouse storage and warehouse services metrics exclude facilities owned or leased by the customer for which we manage the warehouse operations on their behalf ("managed sites").

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Global Warehousing Segment – Non-Same Warehouse

NON-SAME WAREHOUSE FINANCIAL PERFORMANCE

	Three Months Ended March 31,		
(in millions except revenue per pallet)	2026	2025	Change
Warehouse storage	$35	$20	75.0 %
Warehouse services	42	16	162.5 %
Total non-same warehouse revenues	**$77**	**$36**	**113.9 %**
Labor	38	14	171.4 %
Power	6	3	100.0 %
Other warehouse costs	16	9	77.8 %
Total non-same warehouse cost of operations	**$60**	**$26**	**130.8 %**
Non-same warehouse NOI	**$17**	**$10**	**70.0 %**
Total non-same warehouse margin	22.1 %	27.8 %	(570) bps
Number of warehouse sites	55	43	
Warehouse storage[1]			
Average economic occupancy			
Average occupied economic pallets (in thousands)	509	362	40.6 %
Economic occupancy percentage	58.0%	61.1%	(310) bps
Storage revenue per economic occupied pallet	$68.50	$55.67	23.0 %
Average physical occupancy			
Average physical occupied pallets (in thousands)	468	328	42.7 %
Average physical pallet positions (in thousands)	878	592	48.3 %
Physical occupancy percentage	53.3%	55.4%	(210) bps
Storage revenue per physical occupied pallet	$74.50	$61.48	21.2 %
Warehouse services[1]			
Throughput pallets (in thousands)	1,410	431	227.1 %
Warehouse services revenue per throughput pallet	$29.78	$33.61	(11.4) %

1. Warehouse storage and warehouse services metrics exclude facilities owned or leased by the customer for which we manage the warehouse operations on their behalf ("managed sites").

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Global Warehousing Segment – Same Warehouse (Q1 2026 Pool)

SAME WAREHOUSE FINANCIAL PERFORMANCE - LAST FIVE QUARTERS

	Three Months Ended					YoY % Change
(in millions except revenue per pallet)	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	Q1 2026 vs Q1 2025
Warehouse storage	$471	$478	$489	$498	$479	1.7 %
Warehouse services	437	439	441	442	429	(1.8) %
Total same warehouse revenues	**$908**	**$917**	**$930**	**$940**	**$908**	**— %**
Labor	$342	$344	$345	$351	$343	0.3 %
Power	46	47	56	51	48	4.3 %
Other warehouse costs	170	170	165	183	170	— %
Total same warehouse cost of operations	**$558**	**$561**	**$566**	**$585**	**$561**	**0.5 %**
Same warehouse NOI	**$350**	**$356**	**$364**	**$355**	**$347**	**(0.9) %**
Total same warehouse margin	*38.5 %*	*38.8 %*	*39.1 %*	*37.8 %*	*38.2 %*	*(30)bps*
Number of warehouse sites	426	426	426	426	426	
Warehouse storage[1]						
Average economic occupancy						
Average economic occupied pallets (in thousands)	7,694	7,556	7,660	7,962	7,656	
Economic occupancy percentage	82.2 %	80.8 %	82.1 %	85.2 %	82.0 %	
Storage revenue per economic occupied pallet	$61.17	$63.14	$63.91	$62.49	$62.47	
Average physical occupancy						
Average physical occupied pallets (in thousands)	7,178	7,005	7,003	7,414	7,137	
Average physical pallet positions (in thousands)	9,357	9,353	9,329	9,343	9,339	
Physical occupancy percentage	76.7 %	74.9 %	75.1 %	79.3 %	76.4 %	
Storage revenue per physical occupied pallet	$65.57	$68.11	$69.90	$67.10	$67.01	
Warehouse services[1]						
Throughput pallets (in thousands)	12,553	12,644	12,685	12,590	12,136	
Warehouse services revenue per throughput pallet	$31.89	$31.61	$31.64	$31.84	$32.06	

Note: Same Warehouse figures based on the Q1 2026 Same Store asset pool.

1. Warehouse storage and warehouse services metrics exclude facilities owned or leased by the customer for which we manage the warehouse operations on their behalf ("managed sites").

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Global Integrated Solutions Segment 19 1. Cost of operations excludes stock-based compensation expense and related employer-paid payroll taxes of $1 million and $1 million for the three months ended March 31, 2026 and 2025 respectively. 2. Transportation includes railcar leasing. Three Months Ended March 31, (in millions) 2026 2025 Change Global Integrated Solutions segment revenues $312 $348 (10.3) % Global Integrated Solutions cost of operations1 $255 $291 (12.4) % Global Integrated Solutions segment NOI $57 $57 — % Global Integrated Solutions margin 18.3% 16.4% 190 bps CONSOLIDATED FINANCIAL PERFORMANCE Global Integrated Solutions Breakdown YTD Revenue2

Greenfield and Expansion Projects

Greenfield and Expansion Projects Completed Within the Last 36 Months and In Process

Project Vintage (Months)	Project Count	Square Feet (in millions)	Cubic Feet (in millions)	Pallet Positions (in thousands)	Total Cost (in millions)[1]	Remaining Spend (in millions)[2]	Q1 2026 NOI (in millions)	LTM NOI (in millions)	Estimated Stabilized NOI (in millions)	Stabilized NOI Achieved[3]	Estimated Stabilized ROIC[4]
25-36	6	1.2	61	193	$296	$—	$9	$34	$35	98%	12%
13-24	5	0.7	40	124	$309	$—	$2	$5	$30	15%	10%
1-12	6	0.7	36	137	$316	$7	$—	$(5)	$36	(15)%	11%
1-36	**17**	**2.6**	**137**	**454**	**$921**	**$7**	**$11**	**$34**	**$101**	**33%**	**11%**
In Process	**5**	**1.5**	**105**	**338**	**$828**	**$545**	**$—**	**$1**	**$85**	**—%**	**10%**
Total	**22**	**4.1**	**242**	**792**	**$1,749**	**$552**	**$11**	**$35**	**$186**	**19%**	**11%**

Incremental NOI from Greenfield and Expansion Projects

Estimated Stabilized NOI		LTM NOI Achieved		Incremental NOI
$186M	-	**$35M**	=	**$151M**

Completed Projects by Q1 2026 Same Store Pool

	Project Count	Q1 2026 NOI (in millions)	LTM NOI (in millions)
Same Warehouse Pool	8	$10	$37
Non-Same Warehouse Pool	9	$1	$(3)
Total	**17**	**$11**	**$34**

Notes: Values expressed in millions unless otherwise stated. As of March 31, 2026.
1. Total Cost is actual capex spend in addition to any forecasted capex spend subsequent to Go Live for projects that have gone live. Does not include third-party costs.
2. Remaining Spend is total project cost less actual spend to date.
3. Percentage of last twelve months revenue less operating expenses divided by stabilized revenue less operating expenses.
4. Defined as stabilized revenue less operating expenses divided by total cost.

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INTEREST EXPENSE SUMMARY Debt Summary 21 Interest Expense (in millions) Q1 2026 Revolver $ 20 Term loan A 12 Unsecured notes 24 Other real estate secured debt 3 Kloosterboer preference shares 4 Failed sale-leaseback & non-debt interest 2 Total Gross Interest Expense $ 65 Gain on hedge instruments (2) Capitalized interest (4) Interest income (2) Amortization of deferred financing costs, discount on debt, and other financing fees 5 Finance lease liabilities interest 22 Interest Expense, net $ 84

INTEREST RATE DERIVATIVES Derivative Instruments 221. Refers to the weighted average SOFR rate that Lineage pays after the effect of the hedge. Instruments Designated as Accounting Hedges Number of Instruments Notional Effective Date Maturity Date Weighted Average Effective Rate1 Interest rate derivatives: (in millions) Interest rate swap 2 USD 500 December 31, 2025 February 15, 2028 3.11% Interest rate swap 3 USD 750 January 9, 2026 February 15, 2028 3.19%

Debt Summary

DEBT DETAIL

(in millions)		As of March 31, 2026			
		Balance	Contracted Interest Rate	Effective Interest Rate[1]	Stated Maturity Date[2]
Unsecured revolving credit facility[3]	$	1,919	SOFR + 0.78%	4.80%	2/15/2029
Unsecured term loan		1,000	SOFR + 0.93%	4.45%	2/15/2029
Total unsecured credit facilities	**$**	**2,919**			
Private placement (USD tranches) - Series A and B		675	2.39%	2.50%	Various
Private placement (EUR tranches) - Series C, D, G, H and I		711	2.06%	2.15%	Various
Private placement (GBP tranches) - Series E and F		364	2.05%	2.17%	Various
5.25% Notes		500	5.25%	5.64%	7/15/2030
4.125% Notes		804	4.13%	4.34%	11/26/2031
Fuentes		1	1.13%	1.13%	1/31/2028
Total unsecured notes	**$**	**3,055**			
Every Bear		228	4.51%	4.49%	10/10/2028
Cool Port		81	SOFR + 1.77%	5.95%	3/5/2029
Other		6	Various	Various	Various
Total other real estate secured debt	**$**	**315**			
Total debt	**$**	**6,289**			
Current portion long-term debt		(2)			
Deferred financing costs and discount on debt		(29)			
Total long-term debt, net	**$**	**6,258**			
Current portion long-term debt		2			
Total debt, net	**$**	**6,260**			
Finance lease obligations		1,286			
Failed sale-leaseback financing obligations		68			
Kloosterboer preference shares		291			
Total debt and debt-like obligations	**$**	**7,905**			
Deferred financing costs/discount on debt issued		29			
Gross debt	**$**	**7,934**			
Less: available cash and cash equivalents		66			
Net debt	**$**	**7,868**			

1. All effective interest rates presented include the amortization of deferred financing costs, discount on debt, above/below-market debt, and facility fees. The unsecured credit facility and unsecured term loan also include the effects of hedging instruments in place as of March 31, 2026.
2. Stated maturity dates assume the exercise of extension options.
3. Contracted RCF interest rate excludes 0.15% facility fee which is applied to the full $3.5 billion capacity.

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DEBT COMPOSITION (in millions) Debt Summary 24 Fixed vs. Floating Secured vs. Unsecured By Currency 2026 2027 2028 2029 2030 2031+ Interest Rate of Maturing Debt(1) 2.5% 3.5% 3.1% 4.2% 5.6% 3.6% 1. Represents the weighted average effective interest rate of the debt maturing in each year, based on interest rates in effect on March 31, 2026. This calculation includes the effect of amortization of deferred financing costs, discount on debt, above/below-market debt, and facility fees, as well as our hedging instruments. Fixed $3,289 52% Floating - hedged $1,250 20% Floating - unhedged $1,750 28% Secured $315 5% Unsecured $5,974 95% USD $4,140 66% EUR $1,522 24% Other $627 10%

Debt Summary - Leverage Ratio and Adjusted Leverage Ratio 25 (in millions) 3/31/2026 Net debt $ 7,868 Less: Development under construction1 (283) Less: Unstabilized developments2 (584) Adjusted net debt $ 7,001 LTM adj. EBITDA $ 1,308 Less: Unstabilized developments2 3 Effect of acquisitions & divestitures as if impacting the entire period3 2 Transaction adjusted EBITDA $ 1,313 Adjusted net debt to transaction adjusted EBITDA 5.3x See “Non-GAAP Financial Measures” for additional information regarding these non-GAAP financial measures. 1. Includes all greenfield and expansion projects that are not yet completed as of 3/31/2026. 2. Includes all recently completed greenfield and expansion projects which are not yet included in the same store pool. 3. For acquisitions, effect calculated as the difference between the actual recorded EBITDA during the period and the annualized amount implied by that actual recorded EBITDA. For divestitures, effect removes the actual recorded EBITDA during the period. During the construction period and until the assets have fully ramped up, Lineage's greenfields and expansions generally put upward pressure on leverage by increasing debt borrowings and decreasing EBITDA. Similarly, acquisitions & divestitures during a given period impact Lineage's debt but do not contribute a full year's EBITDA. The calculation at right demonstrates what Lineage's adjusted net debt to EBITDA would be if the capitalized cost of the constructed assets and their corresponding EBITDA were removed from the calculation, as well as if acquisitions & divestitures impacted the full period. (in millions) 3/31/2026 Total debt $ 6,289 Debt-like obligations 1,645 Gross debt $ 7,934 Cash and cash equivalents (excluding restricted cash) (66) Net debt $ 7,868 LTM Adj. EBITDA 1,308 Net debt/LTM Adj. EBITDA 6.0x Leverage Ratio: Net Debt to Adjusted EBITDA Adjusted Leverage Ratio: Net Debt to Transaction Adjusted EBITDA

Debt Covenant Performance 261. Debt Service Test is defined as the ratio of Adj. EBITDA to Interest Expense for the trailing twelve months. As of Required March 31, 2026 5.25% & 4.125% Notes Covenants Limitation on total outstanding debt ≤ 60% 31% Limitation on secured debt ≤ 40% 7% Maintenance of total unencumbered assets ≥ 150% 328% Debt service test(1) ≥ 1.5x 4.7x

Capital Expenditures and Acquisitions

RECURRING MAINTENANCE CAPITAL EXPENDITURES

(in millions)	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026	YoY Change
Global warehousing	$29	$35	$35	$42	$26	(10.3) %
Global integrated solutions	$1	$4	$6	$10	$2	100.0 %
Information technology and other	$2	$3	$2	$4	$3	50.0 %
Recurring maintenance capital expenditures	**$32**	**$42**	**$43**	**$56**	**$31**	**(3.1) %**

INTEGRATION CAPITAL EXPENDITURES

(in millions)	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026	YoY Change
Global warehousing	$8	$15	$19	$26	$11	37.5 %
Global integrated solutions	$–	$–	$1	$–	$–	n.m.
Information technology and other	$4	$3	$4	$3	$2	(50.0) %
Integration capital expenditures	**$12**	**$18**	**$24**	**$29**	**$13**	**8.3 %**

EXTERNAL GROWTH CAPITAL EXPENDITURES, EXCLUDING ACQUISITIONS

(in millions)	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026	YoY Change
Greenfield and expansion expenditures	$37	$53	$92	$120	$100	170.3 %
Energy and economic return initiatives	$16	$25	$16	$31	$13	(18.8) %
Information technology transformation and growth initiatives	$14	$18	$17	$17	$17	21.4 %
External growth capital investments	**$67**	**$96**	**$125**	**$168**	**$130**	**94.0 %**

TOTAL CAPITAL EXPENDITURES AND ACQUISITIONS

(in millions)	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026	YoY Change
Recurring maintenance capital expenditures	$32	$42	$43	$56	$31	(3.1) %
Integration capital expenditures	$12	$18	$24	$29	$13	8.3 %
External growth capital investments	$67	$96	$125	$168	$130	94.0 %
Total capital expenditures	**$111**	**$156**	**$192**	**$253**	**$174**	**56.8 %**
Acquisitions, including equity issued and net of cash acquired and adjustments	$–	$439	$2	$2	$–	n.m.
	$111	**$595**	**$194**	**$255**	**$174**	**56.8 %**

Note: n.m. (not meaningful) is used in place of percentage changes where the change is excessive, involves a comparison between income and loss amounts, or involves a comparison to zero.

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Repair and Maintenance Expenses 28 (in millions) Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 YoY Change Global warehousing $34 $38 $38 $41 $40 17.6 % Global integrated solutions $13 $15 $14 $13 $12 (7.7) % Repair and maintenance expenses $47 $53 $52 $54 $52 10.6%

HISTORICAL OCCUPANCY AND MINIMUM STORAGE GUARANTEES Global Warehouse Segment 291. Minimum storage guarantees are calculated as guaranteed storage and rent revenue in the most recent month annualized as a percent of total storage and rent revenue for the trailing twelve months. 80.4% 76.8% 77.8% 77.3% 76.7% 77.2% 79.1% 83.4% 81.9% 79.8% 77.7% 80.8% 77.6% 76.6% 75.4% 78.1% 75.4% 73.3% 73.7% 77.8% 74.4% 84.5% 81.1% 82.6% 81.3% 80.2% 81.0% 83.7% 87.7% 87.3% 85.1% 84.3% 87.2% 83.6% 82.9% 82.0% 83.9% 81.0% 79.1% 80.3% 83.5% 79.9% Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Physical Occupancy Economic Occupancy Average Economic and Physical Occupancy in Our Global Warehousing Segment 41.8% 43.5% 43.9% 44.0% 42.0% 44.9% 46.7% 46.1% 44.7% Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 20. 0% 25. 0% 30. 0% 35. 0% 40. 0% 45. 0% 50. 0% Contracts with Minimum Storage Guaranteed & Lease Revenue1 (as % of Rent and Storage Revenue)

HISTORICAL SAME WAREHOUSE NOI GROWTH – AS REPORTED Global Warehouse Segment 301. As reported. Same Warehouse NOI – Recent Trend1 Q1 Q2 Q3 Q4 FY 2023 22.5% 19.0% 11.0% 9.0% 15.3% 2024 (2.9)% (2.3)% 2.4% 1.2% (0.6)% 2025 (7.9)% (6.3)% (3.6)% (5.0)% (5.8)% 2026 (0.9)%

Consolidated Balance Sheets 31 March 31, December 31, (in millions, except par values) 2026 2025 Assets Current assets: Cash, cash equivalents, and restricted cash $ 67 $ 66 Accounts receivable, net 917 896 Inventories 137 145 Prepaid expenses and other current assets 142 132 Total current assets 1,263 1,239 Non-current assets: Property, plant, and equipment, net 11,273 11,338 Finance lease right-of-use assets, net 1,081 1,101 Operating lease right-of-use assets, net 608 616 Equity method investments 135 131 Goodwill 3,438 3,466 Other intangible assets, net 1,052 1,090 Other assets 198 204 Total assets $ 19,048 $ 19,185 Liabilities, Redeemable Noncontrolling Interests, and Equity Current liabilities: Accounts payable and accrued liabilities $ 1,273 $ 1,331 Accrued dividends and distributions 137 134 Deferred revenue 78 81 Current portion of long-term debt, net 2 2 Total current liabilities 1,490 1,548 Non-current liabilities: Long-term finance lease obligations 1,206 1,216 Long-term operating lease obligations 587 599 Deferred income tax liability 286 303 Long-term debt, net 6,258 6,107 Other long-term liabilities 166 169 Total liabilities 9,993 9,942 Commitments and contingencies Redeemable noncontrolling interests — 7 Stockholders’ equity: Common stock, $0.01 par value per share – 500 authorized shares; 227 issued and outstanding at March 31, 2026 and December 31, 2025 2 2 Additional paid-in capital - common stock 10,816 10,780 Retained earnings (accumulated deficit) (2,608) (2,439) Accumulated other comprehensive income (loss) (122) (97) Total stockholders’ equity 8,088 8,246 Noncontrolling interests 967 990 Total equity 9,055 9,236 Total liabilities, redeemable noncontrolling interests, and equity $ 19,048 $ 19,185

Consolidated Statements of Operations 32 Three Months Ended March 31, (in millions, except per share amounts) 2026 2025 Net revenues $ 1,297 $ 1,292 Cost of operations 880 876 General and administrative expense 141 154 Depreciation expense 177 158 Amortization expense 56 54 Acquisition, transaction, and other expense 4 15 Restructuring, impairment, and (gain) loss on disposals 3 (21) Total operating expense 1,261 1,236 Income from operations 36 56 Other income (expense): Equity income (loss), net of tax (3) (4) Gain (loss) on foreign currency transactions, net 3 16 Interest expense, net (84) (60) Other nonoperating income (expense), net 1 — Total other income (expense), net (83) (48) Net income (loss) before income taxes (47) 8 Income tax expense (benefit) 4 8 Net income (loss) (51) — Less: Net income (loss) attributable to noncontrolling interests (5) — Net income (loss) attributable to Lineage, Inc. $ (46) $ — Other comprehensive income (loss), net of tax: Unrealized gain (loss) on interest rate hedges and foreign currency hedges 5 (17) Foreign currency translation adjustments (33) 64 Comprehensive income (loss) (79) 47 Less: Comprehensive income (loss) attributable to noncontrolling interests (8) 5 Comprehensive income (loss) attributable to Lineage, Inc. $ (71) $ 42 Basic earnings (loss) per share $ (0.18) $ 0.01 Diluted earnings (loss) per share $ (0.18) $ 0.01 Weighted average common shares outstanding: Basic 227 228 Diluted 227 228

Consolidated Statements of Cash Flows 33 Three Months Ended March 31, (in millions) 2026 2025 Cash flows from operating activities: Net income (loss) $ (51) $ — Adjustments to reconcile net income (loss) to net cash provided by operating activities: Provision for credit losses 1 1 Gain on insurance recovery (4) (24) Depreciation and amortization 233 212 Stock-based compensation 30 40 (Gain) loss on foreign currency transactions, net (3) (16) Deferred income tax 1 11 Other operating activities 8 15 Changes in operating assets and liabilities (excluding effects of acquisitions): Accounts receivable (32) (24) Prepaid expenses, other assets, and other long-term liabilities (16) (39) Inventories 6 12 Accounts payable and accrued liabilities and deferred revenue (45) (51) Right-of-use assets and lease obligations 2 2 Net cash provided by operating activities $ 130 $ 139 Cash flows from investing activities: Purchase of property, plant, and equipment (185) (151) Proceeds from sale of assets 17 2 Proceeds from insurance recovery on impaired long-lived assets 6 17 Investments in Emergent Cold LatAm Holdings, LLC (2) (7) Other investing activity — 1 Net cash used in investing activities $ (164) $ (138)

Consolidated Statements of Cash Flows (continued) 34 Three Months Ended March 31, (in millions) 2026 2025 Cash flows from financing activities: Dividends and other distributions (133) (134) Repayments of long-term debt and finance leases (180) (25) Borrowings on Revolving Credit Facility 679 582 Repayments on Revolving Credit Facility (325) (398) Other financing activity (5) (4) Net cash provided by financing activities $ 36 $ 21 Impact of foreign exchange rates on cash, cash equivalents, and restricted cash (1) — Net increase (decrease) in cash, cash equivalents, and restricted cash 1 22 Cash, cash equivalents, and restricted cash at the beginning of the period $ 66 $ 175 Cash, cash equivalents, and restricted cash at the end of the period $ 67 $ 197 Supplemental disclosures of cash flow information: Cash paid for taxes, net of refunds $ 7 $ 1 Cash paid for interest, net of capitalized interest $ 89 $ 86 Noncash activities: Purchases of property, plant, and equipment in Accounts payable and accrued liabilities $ 124 $ 78 Accrued dividends, distributions, and dividend equivalents $ 136 $ 135 Assets acquired through exercise of a purchase option in a finance lease $ — $ 11

35 Appendix: Non-GAAP Reconciliations and Other Definitions

TOTAL SEGMENT NOI RECONCILIATION TO NET INCOME Non-GAAP Reconciliations 36 Note: See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. 1. NOI Margin is calculated as NOI divided by Net revenues. 2. Reflects year-over-year growth for each respective period. Three Months Ended March 31, (in millions) 2023 2024 2025 2026 Net Income (Loss) $19 $(48) $— $(51) Stock-based compensation expense and related employer- paid payroll taxes in cost of operations — — 1 4 General and administrative expense 115 124 154 141 Depreciation expense 129 158 158 177 Amortization expense 52 53 54 56 Acquisition, transaction, and other expenses 11 8 15 4 Restructuring, impairment, and (gain) loss on disposals 4 — (21) 3 Equity (income) loss, net of Tax — 2 4 3 (Gain) loss on foreign currency transactions, net 1 11 (16) (3) Interest expense, net 115 139 60 84 (Gain) loss on extinguishment of Debt — 7 — — Other nonoperating (income) expense, net — — — (1) Income tax expense (benefit) (3) (10) 8 4 Total segment NOI $443 $444 $417 $421 Net revenues $1,333 $1,328 $1,292 $1,297 NOI Margin1 33.2% 33.4% 32.3% 32.5 % NOI Growth2 0.2% (6.1)% 1.0%

Non-GAAP Reconciliations

TOTAL SEGMENT NOI RECONCILIATION TO NET INCOME - LAST FIVE QUARTERS (Q1 2026 POOL)

	Three Months Ended				
(in millions)	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Net Income (Loss)	**$—**	**$(7)**	**$(112)**	**$6**	**$(51)**
Stock-based compensation expense and related employer-paid payroll taxes in cost of operations	1	5	4	4	4
General and administrative expense	154	143	145	132	141
Depreciation expense	158	170	174	173	177
Amortization expense	54	54	56	56	56
Acquisition, transaction, and other expense	15	37	12	3	4
Goodwill impairment	—	—	28	20	—
Restructuring, impairment, and (gain) loss on disposals	(21)	3	(5)	(21)	3
Equity (income) loss, net of Tax	4	(3)	2	—	3
(Gain) loss on foreign currency transactions, net	(16)	(26)	6	8	(3)
Interest expense, net	60	67	68	73	84
(Gain) loss on extinguishment of debt	—	—	3	—	—
Other nonoperating (income) expense, net	—	(1)	57	(6)	(1)
Income tax expense (benefit)	8	(7)	11	(14)	4
Total segment NOI	**$417**	**$435**	**$449**	**$434**	**$421**
NOI by Segment					
Global warehousing NOI	$360	$367	$384	$373	$364
Global integrated solutions NOI	57	68	65	61	57
Total segment NOI	**$417**	**$435**	**$449**	**$434**	**$421**
Global warehousing NOI					
Same warehouse NOI (Q1 2026 pool)	$350	$356	$364	$355	$347
Non-same warehouse NOI	10	11	20	18	17
Total global warehousing NOI	**$360**	**$367**	**$384**	**$373**	**$364**
Same store warehouses (Q1 2026 pool)	**426**	**426**	**426**	**426**	**426**

Notes: Same Warehouse figures based on the Q1 2026 Same Store asset pool. See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures.

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ADJUSTED EBITDA RECONCILIATION TO NET INCOME QTD Non-GAAP Reconciliations 38Note: See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. Three Months Ended March 31, (in millions) 2023 2024 2025 2026 Net Income (loss) $19 $(48) $— $(51) Adjustments: Depreciation and amortization expense $181 $211 $212 $233 Interest expense, net 115 139 60 84 Income tax expense (benefit) (3) (10) 8 4 EBITDA $312 $292 $280 $270 Adjustments: Net loss (gain) on sale of real estate assets $2 $— $— $— Impairment of real estate assets 1 — — — Allocation of EBITDAre of noncontrolling interests (2) (1) — — EBITDAre $313 $291 $280 $270 Adjustments: Net (gain) loss on sale of non-real estate assets $(1) $(1) $(2) $(1) Other nonoperating (income) expense, net — — — (1) Acquisition, restructuring, and other 14 9 17 11 Technology transformation — 3 5 6 (Gain) loss on property destruction — — (24) (3) (Gain) loss on foreign currency transactions, net 1 11 (16) (3) Stock-based compensation expense and related employer-paid payroll taxes 5 5 40 30 (Gain) loss on extinguishment of debt — 7 — — Impairment of other non-real estate assets — — 1 — Allocation related to unconsolidated JVs 2 1 3 4 Allocation adjustments of noncontrolling interests — 1 — 1 Adjusted EBITDA $334 $327 $304 $314 Net revenues $1,333 $1,328 $1,292 $1,297 Adjusted EBITDA as a % of Revenue 25.1% 24.6% 23.5% 24.2 % Adjusted EBITDA Growth (2.1) % (7.0) % 3.3%

Non-GAAP Reconciliations

ADJUSTED EBITDA RECONCILIATION TO NET INCOME - LAST TWELVE MONTHS (LTM)

(in millions)	Three Months Ended				Twelve Months Ended
	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	March 31, 2026
Net Income (loss)	**$(7)**	**$(112)**	**$6**	**$(51)**	**$(164)**
Adjustments:					
Depreciation and amortization expense	$224	$230	$229	$233	$916
Interest expense, net	67	68	73	84	292
Income tax expense (benefit)	(7)	11	(14)	4	(6)
EBITDA	**$277**	**$197**	**$294**	**$270**	**$1,038**
Adjustments:					
Net loss (gain) on sale of real estate assets	$3	$—	$(26)	$—	$(23)
Impairment of real estate assets	—	—	2	—	2
Allocation of EBITDAre of noncontrolling interests	(1)	1	—	—	—
EBITDAre	**$279**	**$198**	**$270**	**$270**	**$1,017**
Adjustments:					
Net (gain) loss on sale of non-real estate assets	$—	$(1)	$4	$(1)	$2
Other nonoperating (income) expense, net	(1)	57	(6)	(1)	49
Acquisition, restructuring, and other	48	14	8	11	81
Technology transformation	7	5	6	6	24
(Gain) loss on property destruction	(13)	(10)	(6)	(3)	(32)
(Gain) loss on foreign currency transactions, net	(26)	6	8	(3)	(15)
Stock-based compensation expense and related employer-paid payroll taxes	30	38	19	30	117
(Gain) loss on extinguishment of debt	—	3	—	—	3
Goodwill impairment	—	28	20	—	48
Impairment of other intangible assets	—	1	—	—	1
Impairment of other non-real estate assets	—	1	—	—	1
Allocation related to unconsolidated JVs	2	2	4	4	12
Allocation adjustments of noncontrolling interests	—	(1)	—	1	—
Adjusted EBITDA	**$326**	**$341**	**$327**	**$314**	**$1,308**
Adjustments:					
Impact of unstabilized development projects	2	—	2	(1)	3
Effect of acquisitions & divestitures as if impacting the entire period	3	(1)	—	—	2
Transaction Adjusted EBITDA	**$331**	**$340**	**$329**	**$313**	**$1,313**

Note: See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures.

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Non-GAAP Reconciliations

ADJUSTED FFO RECONCILIATION TO NET INCOME QTD

(in millions)	Three Months Ended March 31, 2023	2024	2025	2026
Net Income (loss)	**$19**	**$(48)**	**$—**	**$(51)**
Adjustments:				
Real estate depreciation	$80	$85	$85	$99
In-place lease intangible amortization	2	2	1	1
Net loss (gain) on sale of real estate assets	2	—	—	—
Impairment of real estate assets	1	—	—	—
Real estate depreciation, (gain) loss on sale of real estate and real estate impairments on unconsolidated JVs	1	1	1	1
Allocation of noncontrolling interests	—	(1)	—	1
FFO	**$105**	**$39**	**$87**	**$51**
Adjustments:				
Net (gain) loss on sale of non-real estate assets	$(2)	$(1)	$(2)	$(1)
Finance lease ROU asset amortization - real estate	17	18	18	18
Impairment of other non-real estate assets	—	—	1	—
Other nonoperating (income) expense, net	—	—	—	(1)
Acquisition, restructuring, and other	15	9	20	15
Technology transformation	—	3	5	6
(Gain) loss from property destruction	—	—	(24)	(3)
(Gain) loss on foreign currency transactions, net	1	11	(16)	(3)
(Gain) loss on extinguishment of debt	—	7	—	—
Core FFO	**$136**	**$86**	**$89**	**$82**
Adjustments:				
Non-real estate depreciation and amortization	$75	$100	$100	$106
Finance lease ROU asset amortization - non-real estate	6	7	8	9
Amortization of deferred financing costs, discount, and above/below market debt	6	6	2	3
Deferred income taxes expense (benefit)	(15)	(23)	11	1
Straight line net operating rent	1	(2)	1	—
Stock-based compensation expense and related employer-paid payroll taxes	4	5	40	30
Recurring maintenance capital expenditures	(30)	(30)	(32)	(31)
Allocation related to unconsolidated JVs	—	1	1	1
Allocation of noncontrolling interests	(1)	(2)	(1)	—
Adjusted FFO	**$182**	**$148**	**$219**	**$201**
Reconciliation of weighted average common shares outstanding:				
Weighted average common shares outstanding	162	162	228	227
Partnership common units and OP units held by Non-Company LPs	20	20	22	22
Equity compensation and other units	—	—	6	8
Adjusted diluted weighted average common shares outstanding	**182**	**182**	**256**	**257**
Adjusted FFO per diluted common share	**$1.00**	**$0.81**	**$0.86**	**$0.78**

Note: See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. End of period, fully diluted shares outstanding, for AFFO calculations, as of 1Q26 is 257 million shares.
Quarter-to-date Adjusted FFO per share may not add to year-to-date Adjusted FFO per share due to rounding.

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NET DEBT RECONCILIATION Non-GAAP Reconciliations 41 Note: See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. 1. LTM Adjusted EBITDA represents Adjusted EBITDA for the twelve months ended. As of March 31, (in millions) 2026 Total debt, net $6,260 Finance lease obligations 1,286 Total sale-leaseback financing obligations 68 Kloosterboer preference shares 291 Total debt and debt-like obligations $7,905 Deferred financing costs and discount on debt issued 29 Gross debt $7,934 Less: Cash and cash equivalents (excluding restricted cash) 66 Net debt $7,868 LTM Adjusted EBITDA1 $1,308 Net debt to LTM Adjusted EBITDA 6.0x

Period End Share Count 42 As of March 31, (in millions) 2026 Common shares outstanding 227 Partnership common units and OP units held by Non-Company LPs 22 Equity compensation and other units 8 Diluted common shares outstanding 257

We use the following non-GAAP financial measures as supplemental performance measures of our business: segment NOI, FFO, Core FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA, Adjusted EBITDA margin, net debt, net debt to LTM Adjusted EBITDA, and adjusted net debt to transaction adjusted EBITDA. We also use same warehouse and non-same warehouse metrics. We calculate total segment NOI (or “NOI”) as our total revenues less our cost of operations (excluding any depreciation and amortization, general and administrative expense, stock-based compensation expense and related employer-paid payroll taxes from grants under our equity incentive plans, restructuring and impairment expense, gain and loss on sale of assets, and acquisition, transaction, and other expense). We use segment NOI to evaluate our segments for purposes of making operating decisions and assessing performance in accordance with ASC 280, Segment Reporting. We believe segment NOI is helpful to investors as a supplemental performance measure to net income because it assists both investors and management in understanding the core operations of our business. There is no industry definition of segment NOI and, as a result, other REITs may calculate segment NOI or other similarly-captioned metrics in a manner different than we do. We calculate EBITDA as net income or loss determined in accordance with GAAP, excluding depreciation and amortization expense, interest expense, net, and income tax expense or benefit. We also calculate EBITDA for Real Estate, or “EBITDAre”, in accordance with the standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or “NAREIT”, as EBITDA further adjusted for net loss or gain on sale of real estate assets, net of withholding taxes, impairment of real estate assets, and adjustments to reflect our share of EBITDAre for partially owned entities. EBITDAre is a measure commonly used in our industry, and we present EBITDAre to enhance investor understanding of our operating performance. We believe that EBITDAre provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and useful life of related assets among otherwise comparable companies. In addition, we calculate our Adjusted EBITDA as EBITDAre further adjusted for the effects of gain or loss on the sale of non-real estate assets, gain or loss on the destruction of property (net of insurance proceeds), other nonoperating income or expense, acquisition, restructuring, and other expense, foreign currency exchange gain or loss, stock-based compensation expense and related employer-paid payroll taxes from grants under our equity incentive plans, loss or gain on debt extinguishment and modification, impairments of goodwill and other non-real estate assets including intangible assets, technology transformation, and reduction in EBITDAre from partially owned entities. We believe that the presentation of Adjusted EBITDA provides a measurement of our operations that is meaningful to investors because it excludes the effects of certain items that are otherwise included in EBITDAre, which we do not believe are indicative of our core business operations. We calculate Transaction adjusted EBITDA as Adjusted EBITDA removing the EBITDA of developments under construction, unstabilized developments, and divestitures and annualizing the EBITDA from recent acquisitions. Developments under construction represent all greenfield and expansion projects that are not yet completed as of the end of the period. Unstabilized developments represent all recently completed greenfield and expansion projects which are not yet included in the same store pool. For acquisitions, the EBITDA adjustment is calculated as the difference between the actual recorded EBITDA during the period attributable to the acquired business and the annualized amount implied by that actual recorded EBITDA. For the divestitures adjustment, we use the actual recorded EBITDA during the period. We use transaction adjusted EBITDA in the calculation of Adjusted net debt to transaction adjusted EBITDA ratio. EBITDAre, Adjusted EBITDA, and Transaction adjusted EBITDA are not measurements of financial performance under GAAP, and our EBITDAre, Adjusted EBITDA, and Transaction adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDAre, Adjusted EBITDA, or Transaction adjusted EBITDA as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Our calculations of EBITDAre, Adjusted EBITDA, and Transaction adjusted EBITDA have limitations as analytical tools, including the following: • these measures do not reflect our historical or future cash requirements for maintenance capital expenditures or growth and expansion capital expenditures; • these measures do not reflect changes in, or cash requirements for, our working capital needs; • these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness; • these measures do not reflect our tax expense or the cash requirements to pay our taxes; and • although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for such replacements. We use EBITDA, EBITDAre, and Adjusted EBITDA as measures of our operating performance and not as measures of liquidity. We also calculate Adjusted EBITDA margin, which represents Adjusted EBITDA as a percentage of Net revenues and which provides an additional way to compare the above-described measure of our operations across periods. (continued on following slide) Non-GAAP Financial Measures 43

(continued) We calculate funds from operations, or FFO, in accordance with the standards established by the Board of Governors of the NAREIT. NAREIT defines FFO as net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, in-place lease intangible amortization, real estate asset impairment, and our share of reconciling items for partially owned entities. We believe that FFO is helpful to investors as a supplemental performance measure because it excludes the effect of depreciation, amortization, and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We calculate core funds from operations, or Core FFO, as FFO adjusted for the effects of gain or loss on the sale of non-real estate assets, gain or loss on the destruction of property (net of insurance proceeds), finance lease ROU asset amortization real estate, impairments of goodwill and other non-real estate assets including intangible assets, acquisition, restructuring and other, other nonoperating income or expense, loss on debt extinguishment and modifications and the effects of gain or loss on foreign currency exchange. We also adjust for the impact attributable to non-real estate impairments on unconsolidated joint ventures and natural disaster. We believe that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core business operations. We believe Core FFO can facilitate comparisons of operating performance between periods, while also providing a more meaningful predictor of future earnings potential. However, because FFO and Core FFO add back real estate depreciation and amortization and do not capture the level of recurring maintenance capital expenditures necessary to maintain the operating performance of our properties, both of which have material economic impacts on our results from operations, we believe the utility of FFO and Core FFO as a measure of our performance may be limited. We calculate adjusted funds from operations, or Adjusted FFO, as Core FFO adjusted for the effects of amortization of deferred financing costs, amortization of debt discount/premium amortization of above or below market leases, straight-line net operating rent, provision or benefit from deferred income taxes, stock-based compensation expense and related employer-paid payroll taxes from grants under our equity incentive plans, non-real estate depreciation and amortization, non-real estate finance lease ROU asset amortization, and recurring maintenance capital expenditures. We also adjust for Adjusted FFO attributable to our share of reconciling items of partially owned entities. We believe that Adjusted FFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments in our business and to assess our ability to fund distribution requirements from our operating activities. FFO, Core FFO, Adjusted FFO, and Adjusted FFO per diluted share are used by management, investors, and industry analysts as supplemental measures of operating performance of equity REITs. FFO, Core FFO and Adjusted FFO should be evaluated along with GAAP net income and net income per diluted share (the most directly comparable GAAP measures) in evaluating our operating performance. FFO, Core FFO, and Adjusted FFO do not represent net income or cash flows from operating activities in accordance with GAAP and are not indicative of our results of operations or cash flows from operating activities as disclosed in our condensed consolidated financial statements included elsewhere in this Presentation. FFO, Core FFO, and Adjusted FFO should be considered as supplements, but not alternatives, to our net income or cash flows from operating activities as indicators of our operating performance. Moreover, other REITs may not calculate FFO in accordance with the NAREIT definition or may interpret the NAREIT definition differently than we do. Accordingly, our FFO may not be comparable to FFO as calculated by other REITs. In addition, there is no industry definition of Core FFO or Adjusted FFO and, as a result, other REITs may also calculate Core FFO or Adjusted FFO, or other similarly-captioned metrics, in a manner different than we do. We calculate net debt as our gross debt (defined as total debt, net plus finance lease obligations, failed sale-leaseback financing obligations, deferred financing costs, above/below market debt, net and the Kloosterboer preference shares), less cash and cash equivalents (excluding restricted cash). Net debt to LTM Adjusted EBITDA is calculated using net debt as of period end divided by Adjusted EBITDA for the twelve months then ended. We use this ratio to evaluate our capital structure and financial leverage. This ratio is also commonly used in our industry, and we believe it provides investors, lenders and rating agencies a meaningful supplemental measure of our ability to repay and service our debt obligations. Other REITs may also calculate this ratio or other similarly-captioned metrics in a manner different than we do. We calculate Adjusted net debt as net debt adjusted for the capitalized cost of the constructed greenfield and expansion projects that are not yet completed as of the period end and the capitalized cost of all recently completed greenfield and expansion projects which are not yet included in the same store pool. We use Adjusted net debt in the calculation of Adjusted net debt to Transaction adjusted EBITDA ratio. This is a financial leverage measure that we believe is meaningful to investors because it excludes the effect of our greenfields and expansions that have not yet fully normalized in operations and acquisitions, both of which increase debt borrowings for the capital required for their construction or acquisition and do not generally have the corresponding EBITDA impact in their initial period of operation. We believe these amounts would not be indicative of the true financial leverage of our operations. We are not able to provide forward-looking guidance for certain financial data that would make a reconciliation from the most comparable GAAP measure to non-GAAP financial measure for forward-looking Adjusted EBITDA and Adjusted FFO per share possible without unreasonable effort. This is due to unpredictable nature of relevant reconciling items from factors such as acquisitions, divestitures, impairments, natural disaster events, restructurings, debt issuances that have not yet occurred, or other events that are out of our control and cannot be forecasted. The impact of such adjustments could be significant. Non-GAAP Financial Measures 44

Other Definitions 45 Global Warehousing Segment Revenues Warehouse storage Storage revenues relate to the act of storing products for our customers within our warehouses. Storage revenues can be in the form of storage fees we charge customers for utilization of non-exclusive space or a set amount of reserved space in a warehouse, blast freezing fees we charge customers for utilization of specific ultra-cold spaces within a warehouse designed to rapidly reduce product temperature, and rent we charge customers for the lease of warehouse space pursuant to a lease agreement. Warehouse services Warehouse services fees relate to handling and other services required to prepare and move customers’ pallets into, out of, and around the facilities. As part of our warehouse services, we offer receipt, handling, case-picking, retrieval of products from storage, building customized pallets and repackaging, order assembly and load consolidation, exporting and importing support services, container handling, cross-docking, quality control, and government-approved storage and inspection, among other services. Cost of Operations Labor Labor comprises the largest component of the cost of operations from our global warehousing segment and consists primarily of employee wages (both direct and indirect) and benefits, excluding stock-based compensation. Changes in our labor expense are driven by, among other things, changes in headcount, changes in compensation levels and associated performance incentives, the use of third-party labor to support our operations, changes in terms of collective bargaining agreements, changes in customer requirements and associated work content, workforce productivity, labor availability, governmental policies and regulations, and variability in costs associated with employer-provided benefits. Power Our second-largest cost of operations is power utilized in the operation of our temperature-controlled warehouses. We may, from time to time, hedge our exposure to changes in power prices through fixed rate agreements. In addition, to the extent possible and appropriate, we may seek to mitigate or offset the impact of fluctuations in the price of power on our financial results through rate escalations or power surcharge provisions within our agreements with customers. We also look to implement energy saving alternatives to reduce energy consumption, including the installation of solar panels, state of the art refrigeration control systems, LED lighting, thermal energy storage, motion-sensor technology, variable frequency drives for our fans and compressors, and rapid open/close doors. Additionally, business mix impacts our power expense depending on the temperature zone and type and frequency of freezing required (e.g., blast freezing). Other warehouse costs Other warehouse costs include utilities other than power, insurance, real estate taxes, repairs and maintenance, rent under real property operating leases where applicable, equipment costs, warehouse consumables (e.g., pallets and shrink-wrap), personal protective equipment, warehouse administration, and other related facility and services costs.

Other Definitions 46 (continued) Same Warehouse Analysis We define our “same warehouse” population annually at the beginning of the calendar year. Our same warehouse population includes properties that were owned, leased, or managed for the entirety of two comparable periods and that have reported at least twelve months of consecutive normalized operations prior to January 1 of the current calendar year. We define “normalized operations” as properties that have been open for operation or lease after development or significant modification, including the expansion of a warehouse footprint or a warehouse rehabilitation subsequent to an event, such as a natural disaster or similar event causing disruption to operations. In addition, our definition of “normalized operations” takes into account changes in the ownership structure (e.g., purchase of a previously leased warehouse would result in a change in the nature of expenditures in the compared periods), which would impact comparability in our global warehousing segment NOI. Acquired properties will be included in the “same warehouse” population if owned or leased by us as of the first business day of the prior calendar year and still owned by us as of the end of the current reporting period, unless the property is under development. The “same warehouse” pool can also be adjusted during the year to remove properties that were sold, entering development, or in operational transition subsequent to the beginning of the current calendar year. As such, the “same warehouse” population for the period ended March 31, 2026 includes all properties that we owned as of January 1, 2025 which had both been owned and had reached “normalized operations” by January 1, 2025. Global Integrated Solutions Segment Revenues Our integrated solutions revenues are primarily driven by transportation fees, which may also include fuel and capacity surcharges, to our customers for whom we arrange the transportation of their products. Within transportation, which is the largest component of our global integrated solutions segment, our core focus areas are multi-vendor less-than-full-truckload consolidation, drayage services to and from ports, transportation brokerage, and freight forwarding. We also provide rail transportation services and, in select markets, foodservice distribution and e-commerce fulfillment services. Cost of Operations Our global integrated solutions cost of operations consists primarily of third-party carrier charges, which are impacted by factors affecting those carriers, including truck and ocean liner capacity and driver and equipment availability in certain markets. Additionally, in certain markets we employ drivers and operate assets to serve our customers. Costs to operate these assets include wages (excluding stock-based compensation), fuel, tolls, insurance, and maintenance.

C O N TA C T Thank you 47 Investor Relations ir@onelineage.com